UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

APTINYX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38535	45-4626057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Davis Street, Suite 600 Evanston, IL	60201
(Address of principal executive offices)	(Zip Code)

 (847) 871-0377
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On September 4, 2019, Aptinyx Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report under Item 5.02 that the Board of Directors of the Company (the “Board”) unanimously appointed Dr. Rachel E. Sherman to the Board. Pursuant to Item 5.02(d) of Form 8-K, the Company is now filing this Amendment No. 1 to disclose the committee of the Board to which Dr. Sherman has been appointed. The disclosure included in Item 5.02 of the Original 8-K otherwise remains unchanged. Item 5.02 of the Original 8-K is amended to read in its entirety as follows:
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2019, the Board unanimously appointed Dr. Rachel E. Sherman to the Board. Upon her appointment to the Board, Dr. Sherman became a member of the class of directors with terms expiring at the 2022 Annual Meeting of Stockholders of the Company. On December 4, 2019, the Board appointed Dr. Sherman to serve as a member of the Nominating and Corporate Governance Committee of the Board.
The Board has determined that Dr. Sherman qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC. For her service on the Board, Dr. Sherman will receive the same compensation as other non-employee directors, as described in the Company’s most recent proxy statement filed with the SEC. Dr. Sherman has also entered into the Company’s standard form of indemnification agreement.
Dr. Sherman, age 61, served at the United States Food and Drug Administration (the “FDA”) for nearly 30 years until her retirement early in 2019. Most recently at the FDA, she was the principal deputy commissioner—the commissioner’s most senior policy advisor and the agency’s highest position not politically appointed. Dr. Sherman held this position from 2017 until her retirement. Additional senior-level roles she held while at the FDA included deputy commissioner for Medical Products and Tobacco in the Office of the Commissioner and director of the Office of Medical Policy in the Center for Drug Evaluation and Research. During her time with the Agency, Dr. Sherman played lead roles in numerous policy and organizational initiatives credited with enhancing product development and facilitating patient access to innovative medicines, including expedited drug development and breakthrough therapy designation programs as well as the Opioid Policy Steering Committee.
Dr. Sherman is currently president of Rachel Sherman Partners LLC, a drug development, regulatory, and policy consulting firm she founded in 2019 following her retirement from the FDA. She also serves as a clinical lecturer at Harvard Pilgrim Health Care Institute and as a senior policy fellow at Duke University’s Margolis Center for Health Policy. Dr. Sherman received an A.B. in mathematics from Washington University (St. Louis), an M.D. from Mount Sinai School of Medicine, and an M.P.H. from The School of Hygiene and Public Health at Johns Hopkins University.
The Company believes Dr. Sherman is qualified to serve on the Board based on her knowledge and expertise within the life sciences industry.
There are no arrangements or understandings between Dr. Sherman and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Dr. Sherman and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Aptinyx Inc.

Date: December 4, 2019	By:	/s/ Norbert G. Riedel
Norbert G. Riedel
President and Chief Executive Officer